EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Andrew G. Backman Vice President Investor Relations (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2023 RESULTS

- Record Quarterly Revenues of $3.21 billion, 13.5% Increase Year-over-Year -
- Record Quarterly Diluted Earnings per Share of $3.57, Non-GAAP Diluted EPS of $3.61 -
- Record Remaining Performance Obligations of $8.64 billion, 21.6% Increase Year-over-Year -
- Increases 2023 Non-GAAP Diluted EPS Guidance Range to $12.25 - $12.65 from $10.75 - $11.25 -
- Increases 2023 Revenue Guidance to approximately $12.5B from $12.0B - $12.5B -

NORWALK, CONNECTICUT, October 26, 2023 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2023.

For the third quarter of 2023, net income was $169.4 million, or $3.57 per diluted share, compared to net income of $105.8 million, or $2.16 per diluted share, for the third quarter of 2022. Net income for the third quarter of 2023 included a long-lived asset impairment charge of $2.4 million, or $1.7 million after taxes. Excluding this impairment charge, non-GAAP net income for the third quarter of 2023 was $171.1 million, or $3.61 per diluted share. Revenues for the third quarter of 2023 totaled $3.21 billion, up 13.5% from the third quarter of 2022.

Operating income for the third quarter of 2023 was $235.0 million, or 7.3% of revenues, compared to operating income of $150.1 million, or 5.3% of revenues, for the third quarter of 2022. Excluding the previously referenced impairment charge, non-GAAP operating income for the third quarter of 2023 was $237.3 million, or 7.4% of revenues. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $30.3 million and $27.5 million for the third quarter of 2023 and 2022, respectively.

Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.
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EMCOR Reports Third Quarter Results	Page 2

Selling, general and administrative expenses for the third quarter of 2023 totaled $308.1 million, or 9.6% of revenues, compared to $263.1 million, or 9.3% of revenues, for the third quarter of 2022.

The Company's income tax rate for the third quarter of 2023 was 27.7% compared to an income tax rate of 28.5% for the third quarter of 2022.

Remaining performance obligations as of September 30, 2023 were $8.64 billion compared to $7.10 billion as of September 30, 2022. Remaining performance obligations grew approximately $1.53 billion year-over-year.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company had another excellent quarter, resulting in multiple records across our business as we continue to build on strong momentum. Year-over-year revenues increased 13.5%, or 12.8% on an organic basis, driven by double-digit revenue growth in our combined U.S. Construction segments, as well as our U.S. Building Services segment. Despite ongoing geopolitical tensions and tightened financing conditions creating a challenging macroeconomic environment, strong end-market demand, coupled with excellent execution, have helped drive our success this quarter.”

Mr. Guzzi added, “Our U.S. Construction segments helped drive another quarter of solid growth, with revenues increasing 16.4% year-over-year on a combined basis. Specifically, our U.S Mechanical Construction segment delivered 19.9% year-over-year revenue growth, with an operating margin of 10.4% and our U.S. Electrical Construction segment performed exceptionally well with a third quarter operating margin of 9.1% and revenue growth of 10.1% year-over-year. We continue to see resilient demand for our services especially in semiconductors, data centers, manufacturing re-shoring, healthcare and across the EV value chain. We also continue to see strong demand for our nationwide fire & life safety projects and services. Our industry leading capabilities in building information modeling, prefabrication, project planning and labor sourcing have helped us adapt and navigate the ongoing supply chain and macroeconomic challenges. Our U.S. Building Services segment continues to perform well, with a strong mix of work across all service lines, achieving top line growth of 13.7%, and an operating margin of 7.0%. Contributing to this strength is continued demand for energy efficiency and retrofit projects, building automation and controls, IAQ upgrades, as well as maintenance and repair service projects. While the third quarter is typically the weakest for our U.S. Industrial Services segment, we continue to see modest improvement in this segment’s results year-over-year. Lastly, our U.K. Building Services segment is executing well with an operating margin of 8.0% despite challenging market conditions.”

Revenues for the first nine months of 2023 totaled $9.14 billion, an increase of 12.5%, compared to $8.13 billion for the first nine months of 2022. Net income for the first nine months of 2023 was $421.5 million, or $8.85 per diluted share, compared to net income of $279.8 million, or $5.50 per diluted share, for the first nine months of 2022. Excluding the impact of the previously referenced impairment charge recorded in the third quarter of 2023, non-GAAP net income for the first nine months of 2023 was $423.2 million, or $8.88 per diluted share.

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EMCOR Reports Third Quarter Results	Page 3

Operating income for the first nine months of 2023 was $586.6 million, representing an operating margin of 6.4%, compared to operating income of $387.7 million, representing an operating margin of 4.8% for the first nine months of 2022. Excluding the previously referenced impairment charge, non-GAAP operating income for the first nine months of 2023 was $588.9 million. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $87.8 million and $80.6 million for the first nine months of 2023 and 2022, respectively.

Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

Selling, general and administrative expenses totaled $882.7 million, or 9.7% of revenues, for the first nine months of 2023, compared to $761.1 million, or 9.4% of revenues, for the first nine months of 2022.

Based on year-to-date performance, EMCOR is raising its full year 2023 guidance for revenues and diluted earnings per share. The Company now expects full year 2023 revenues to be approximately $12.5 billion, the top end of its prior guidance range of $12.0 billion to $12.5 billion, and currently expects full-year 2023 non-GAAP diluted earnings per share in the range of $12.25 to $12.65, an increase from its prior guidance range of $10.75 to $11.25.

Mr. Guzzi concluded, “Given our strong year-to-date results, record remaining performance obligations, and the continued resilience of our business, we are raising our full year 2023 guidance for revenues and diluted earnings per share. Our strong balance sheet is a competitive advantage, and we will continue to be prudent capital allocators, pursuing both organic investments and strategic acquisitions, while also returning capital to shareholders and remaining cognizant of the uncertain macroeconomic and political landscape. Our team’s proven ability to successfully navigate challenging environments only bolsters our confidence in our future.”

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 26, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

About EMCOR:

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

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EMCOR Reports Third Quarter Results	Page 4

Forward Looking Statements:

This release contains forward-looking statements. Such statements speak only as of October 26, 2023, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, including financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; our ability to be prudent capital allocators; our ability to pursue organic investments and acquisitions; our ability to return capital to shareholders; market opportunities; market growth prospects; customer trends; project mix; and projects with varying profit margins and contractual terms. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; changes in interest rates; domestic and international political developments; changes in the specific markets for EMCOR’s services; adverse business conditions, including labor market tightness and/or disruption, productivity challenges, the nature and extent of supply chain disruptions impacting availability and pricing of materials, and inflationary trends more generally, including fluctuations in energy costs; the impact of legislation and/or government regulations; the availability of adequate levels of surety bonding; increased competition; and unfavorable developments in the mix of our business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2022 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.

Non-GAAP Measures:

This release also includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the quarters ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenues	$3,207,598	$2,826,361	$9,143,652	$8,126,298
Cost of sales	2,662,126	2,413,130	7,672,058	6,977,504
Gross profit	545,472	413,231	1,471,594	1,148,794
Selling, general and administrative expenses	308,139	263,137	882,684	761,099
Impairment loss on long-lived assets	2,350	—	2,350	—
Operating income	234,983	150,094	586,560	387,695
Net periodic pension (cost) income	(284)	1,025	(840)	3,288
Interest expense, net	(90)	(3,194)	(4,614)	(6,234)
Income before income taxes	234,609	147,925	581,106	384,749
Income tax provision	64,863	42,153	159,292	104,927
Net income including noncontrolling interests	169,746	105,772	421,814	279,822
Net income attributable to noncontrolling interests	337	—	337	—
Net income attributable to EMCOR Group, Inc.	$169,409	$105,772	$421,477	$279,822

Basic earnings per common share	$3.59	$2.16	$8.88	$5.52

Diluted earnings per common share	$3.57	$2.16	$8.85	$5.50

Weighted average shares of common stock outstanding:
Basic	47,173,974	48,867,420	47,446,298	50,676,365
Diluted	47,398,197	49,050,151	47,642,763	50,873,375

Dividends declared per common share	$0.18	$0.13	$0.51	$0.39

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$523,632	$456,439
Accounts receivable, net	3,063,917	2,567,371
Contract assets	308,868	273,176
Inventories	115,466	85,641
Prepaid expenses and other	57,012	79,346
Total current assets	4,068,895	3,461,973
Property, plant and equipment, net	170,693	157,819
Operating lease right-of-use assets	306,112	268,063
Goodwill	953,359	919,151
Identifiable intangible assets, net	600,790	593,975
Other assets	124,344	123,626
Total assets	$6,224,193	$5,524,607
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$6,482	$15,567
Accounts payable	824,155	849,284
Contract liabilities	1,489,324	1,098,263
Accrued payroll and benefits	553,838	465,000
Other accrued expenses and liabilities	284,275	258,190
Operating lease liabilities, current	74,728	67,218
Total current liabilities	3,232,802	2,753,522
Long-term debt and finance lease liabilities	97,480	231,625
Operating lease liabilities, long-term	256,306	220,764
Other long-term obligations	357,636	344,405
Total liabilities	3,944,224	3,550,316
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,278,930	1,973,589
Noncontrolling interests	1,039	702
Total equity	2,279,969	1,974,291
Total liabilities and equity	$6,224,193	$5,524,607

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2023 and 2022
(In thousands) (Unaudited)

	2023	2022
Cash flows - operating activities:
Net income including noncontrolling interests	$421,814	$279,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,444	35,168
Amortization of identifiable intangible assets	49,335	45,465
Non-cash expense for impairment of long-lived assets	2,350	—
Non-cash share-based compensation expense	10,703	9,322
Other reconciling items	(3,865)	(682)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(42,884)	(130,741)
Net cash provided by operating activities	475,897	238,354
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(89,741)	(91,078)
Proceeds from sale or disposal of property, plant and equipment	12,015	6,897
Purchases of property, plant and equipment	(56,306)	(38,717)
Net cash used in investing activities	(134,032)	(122,898)
Cash flows - financing activities:
Proceeds from revolving credit facility	100,000	270,000
Repayments of revolving credit facility	(100,000)	(100,000)
Repayments of long-term debt	(142,813)	—
Repayments of finance lease liabilities	(2,138)	(2,741)
Dividends paid to stockholders	(24,198)	(20,037)
Repurchases of common stock	(105,299)	(656,573)
Taxes paid related to net share settlements of equity awards	(5,365)	(7,295)
Issuances of common stock under employee stock purchase plan	6,769	6,097
Payments for contingent consideration arrangements	(3,113)	(2,049)
Net cash used in financing activities	(276,157)	(512,598)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	856	(20,540)
Increase (decrease) in cash, cash equivalents, and restricted cash	66,564	(417,682)
Cash, cash equivalents, and restricted cash at beginning of year (1)	457,068	822,568
Cash, cash equivalents, and restricted cash at end of period (2)	$523,632	$404,886
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(1)Includes $0.6 million and $1.2 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2022 and 2021, respectively.
(2)Includes $1.1 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of September 30, 2022.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the quarters ended September 30,
	2023	2022
Revenues from unrelated entities:
United States electrical construction and facilities services	$697,406	$633,383
United States mechanical construction and facilities services	1,329,600	1,108,655
United States building services	817,718	719,383
United States industrial services	252,148	247,239
Total United States operations	3,096,872	2,708,660
United Kingdom building services	110,726	117,701
Total operations	$3,207,598	$2,826,361

	For the nine months ended September 30,
	2023	2022
Revenues from unrelated entities:
United States electrical construction and facilities services	$2,020,319	$1,719,525
United States mechanical construction and facilities services	3,602,271	3,158,948
United States building services	2,318,105	2,041,555
United States industrial services	875,314	842,524
Total United States operations	8,816,009	7,762,552
United Kingdom building services	327,643	363,746
Total operations	$9,143,652	$8,126,298

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the quarters ended September 30,
	2023	2022
Operating income (loss):
United States electrical construction and facilities services	$63,127	$35,558
United States mechanical construction and facilities services	138,476	90,500
United States building services	57,156	46,041
United States industrial services	(174)	(1,392)
Total United States operations	258,585	170,707
United Kingdom building services	8,869	8,369
Corporate administration	(30,121)	(28,982)
Impairment loss on long-lived assets	(2,350)	—
Total operations	234,983	150,094
Other items:
Net periodic pension (cost) income	(284)	1,025
Interest expense, net	(90)	(3,194)
Income before income taxes	$234,609	$147,925

	For the nine months ended September 30,
	2023	2022
Operating income (loss):
United States electrical construction and facilities services	$154,365	$90,646
United States mechanical construction and facilities services	344,550	225,545
United States building services	140,943	108,698
United States industrial services	22,733	18,324
Total United States operations	662,591	443,213
United Kingdom building services	20,220	25,372
Corporate administration	(93,901)	(80,890)
Impairment loss on long-lived assets	(2,350)	—
Total operations	586,560	387,695
Other items:
Net periodic pension (cost) income	(840)	3,288
Interest expense, net	(4,614)	(6,234)
Income before income taxes	$581,106	$384,749

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter and nine months ended September 30, 2023.

	For the quarter ended September 30, 2023		For the nine months ended September 30, 2023
	$	%	$	%
GAAP revenue growth	$381,237	13.5%	$1,017,354	12.5%
Incremental revenues from acquisitions	(20,431)	(0.7)%	(96,269)	(1.2)%
Organic revenue growth, a non-GAAP measure	$360,806	12.8%	$921,085	11.3%

EMCOR GROUP, INC.
RECONCILIATION OF 2023 AND 2022 NON-GAAP OPERATING INCOME AND
NON-GAAP OPERATING MARGIN
(In thousands, except for percentages) (Unaudited)

In our press release and related presentation, we provide non-GAAP operating income and non-GAAP operating margin for the quarter and nine months ended September 30, 2023 and 2022. The following table provides a reconciliation between operating income and operating margin determined on a non-GAAP basis to the most directly comparable GAAP measures for such periods.

	For the quarter ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
GAAP operating income	$234,983	$150,094	$586,560	$387,695
Impairment loss on long-lived assets	2,350	—	2,350	—
Non-GAAP operating income	$237,333	$150,094	$588,910	$387,695

	For the quarter ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
GAAP operating margin	7.3%	5.3%	6.4%	4.8%
Impairment loss on long-lived assets	0.1%	—%	0.0%	—%
Non-GAAP operating margin	7.4%	5.3%	6.4%	4.8%

EMCOR GROUP, INC.
RECONCILIATION OF 2023 AND 2022 NON-GAAP NET INCOME
(In thousands) (Unaudited)

In our press release and related presentation, we provide non-GAAP net income for the quarter and nine months ended September 30, 2023 and 2022. The following table provides a reconciliation between net income determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the quarter ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
GAAP net income	$169,409	$105,772	$421,477	$279,822
Impairment loss on long-lived assets	2,350	—	2,350	—
Tax effect of impairment loss on long-lived assets	(651)	—	(651)	—
Non-GAAP net income	$171,108	$105,772	$423,176	$279,822

EMCOR GROUP, INC.
RECONCILIATION OF 2023 AND 2022 NON-GAAP DILUTED EARNINGS PER SHARE
(Unaudited)

In our press release and related presentation, we provide non-GAAP diluted earnings per common share for the quarter and nine months ended September 30, 2023 and 2022. The following table provides a reconciliation between diluted earnings per common share determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the quarter ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
GAAP diluted earnings per common share	$3.57	$2.16	$8.85	$5.50
Impairment loss on long-lived assets	0.05	—	0.05	—
Tax effect of impairment loss on long-lived assets	(0.01)	—	(0.01)	—
Non-GAAP diluted earnings per common share	$3.61	$2.16	$8.88	$5.50
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Amounts presented in this table may not foot due to rounding.

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